                                                                     EXHIBIT 3.2

                           CERTIFICATE OF AMENDMENT
                                    TO THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                                 RAMCAST CORP.

                                ______________

                        PURSUANT TO SECTION 242 OF THE
               GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                                ______________


          Ramcast Corp. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the Share of Delaware, DOES HEREBY CERTIFY THAT:

          FIRST: That the Certificate of Incorporation of the Corporation is to be amended as follows:

          By striking out the whole of the Article FIRST thereof as it now exists and inserting in lieu and instead thereof a new Article FIRST, reading as follows:

               "FIRST. The name of the Corporation is Global Broadcasting Systems, Inc."

          SECOND: That the Certificate of Incorporation of the Corporation is to be further amended as follows:

          By striking out the whole of the Article FOURTH thereof as it now exists and inserting in lieu and instead thereof a new Article FOURTH, reading as follows:

               "FOURTH.  Authorized Shares.
                         -----------------

               1. The aggregate number of shares which the Corporation shall have authority to issue is 20,000, of which (a) 10,000 shares shall be designated as Preferred Stock, par value $.01 per share ("Preferred Stock"),
(b) 5,000 shares shall be designated as Class A

Common Stock, par value $.01 per share ("Class A Common Stock"), and (c) 5,000 shares shall be designated as Class B Common Stock, par value $.01 per share ("Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock").

          2. The voting powers, preferences and relative rights of the Class A Common Stock and the Class B Common Stock shall be identical in all respects, except that (a) except as required by law, with respect to all matters upon which stockholders are entitled to vote, the holders of Class A Common Stock are entitled to cast one vote in respect of each Share of Class A Common Stock standing in his or her name on the stock transfer records of the Corporation and holders of Class B Common Stock are entitled to cast two (2) votes in respect of each share of Class B Common Stock standing in his or her name on the stock transfer records of the Corporation, (b) stock dividends on Class A Common Stock may be paid only in shares of Class A Stock and stock dividends on Class B Common Stock may be paid only in shares of Class B Common Stock and (c) the Class A Common Stock has no conversion rights and each share of Class B Common Stock is convertible at the option of the holder at any time and from time to time into one (1) fully paid and nonassessable share of Class A Common Stock. Any holder of shares of Class B Common Stock may effect the conversion of shares of Class B Common Stock into Class A Common Stock by surrendering such holder's certificate or certificates representing the Class B Common Stock to be converted, duly endorsed, at the office of the Corporation or any duly appointed and acting transfer agent for the Class B Common Stock, as applicable, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified number of shares of Class B Common Stock represented by such certificate and stating the name or names in which such holder desires the certificate or certificates representing the Class A Common Stock to be issued. Any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or the duly authorized representative of such holder. Promptly thereafter, the Corporation shall issue and deliver to such holder or such holder's nominee or nominees a certificate or certificates for the number of shares of Class A Common Stock to which holder shall be entitled as herein provided. Such conversion shall be deemed to have been made immediately and automatically at the close of business on the date of receipt by the Corporation or any such transfer agent, and the person or persons entitled to receive the Class A Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such Class A Common Stock at the close of business on that date. The Corporation shall reserve and keep available, out of its authorized but unissued Class A Common Stock (and any other capital stock deliverable upon conversion), solely for the purpose of effecting the conversion of the shares of Class B Common Stock, sufficient shares of Class A Common Stock and other capital stock deliverable upon the conversion of all shares of Class B Common Stock and other convertible securities from time to time outstanding. Shares of Class B Common Stock that have been converted under this paragraph 2 of this

Article FOURTH or under paragraph 5 of this Article FOURTH shall be returned to the status of authorized but unissued shares.

          3. Any amendment to the Certificate of Incorporation that has any of the following effects shall require the approval of the holders of majority of the outstanding shares of each of the Class A Common Stock and Class B Common Stock, voting as separate classes: (i) any decrease in the voting rights per share of Class A Common Stock or any increase in the voting rights of Class B Common Stock; (ii) any increase in the number of shares of Class A Common Stock into which shares of Class B Common Stock are convertible; or (iii) any change in powers, preference or special rights of the Class A Common Stock or Class B Common Stock adversely affecting the holders of the Class A Common Stock. Except as described above or as required by law, holders of Class A Common Stock and Class B Common stock shall vote together on all matters presented to the stockholders for their vote or approval, including the election of directors.

          4. The Class A Common Stock and Class B Common Stock shall share equally, on a share-for-share basis, in any cash dividends and other distributions of cash or any other right or property (except as set forth in paragraph 2 of this Article FOURTH) declared by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

          5. A Beneficial Owner (as hereinafter defined) of Class B Common Stock may transfer, directly or indirectly, Beneficial Ownership (as hereinafter defined) of shares of Class B Common Stock, whether by sale, assignment, gift or otherwise, only to a Permitted Transferee and no Beneficial Owner of Class B Common Stock may otherwise transfer Beneficial Ownership (as hereinafter defined) of any shares of Class B Common Stock. A "Permitted Transferee" shall be (a) any of Rachamin Anatian, Barbara Laurence, Mordechai Gal-Oliver, Ofer Mucha, Steven Fallas, Mordechai Rausch, Daniel De Wolf, Regina Jabbour, Larry Stacks or Edward Stacks (each, a "Class B Stockholder" and collectively, the "Class B Stockholders") or any Immediate Family Member (as hereinafter defined) of any of the Class B Stockholders; (b) any trust (including a voting trust), corporation, partnership or other entity, more than 50% of the voting equity interests of which are owned, directly or indirectly, by (or, in the case of a trust not having voting equity interests, which is more than 50% for the benefit of) and which is controlled by, one or more persons referred to in clause (a) (each such trust, corporation, partnership or other entity, a "Control Entity") or one or more other Control Entities (or a combination thereof); or (c) the estate of any person referred to in clause (a) until such time as the property of such estate is distributed in accordance with such person's will or applicable law. "Immediate Family Member" shall mean the spouse or any parent of any of the Class B Stockholders, any lineal descendent of a parent of any of the Class B Stockholders and the spouse of any such lineal descendent (parentage and descent in each case to include adoptive and step relationships). "Beneficial Ownership" shall mean possession of the power and authority, either singly or jointly with another, to vote or dispose of or to direct the voting or disposition of such shares and "Beneficial Owner" shall mean the person or persons who possess such power and authority. Upon any sale or transfer or Beneficial Ownership to a transferee other than a Permitted Transferee or if an entity no longer remains a Permitted Transferee, such shares of Class B Common Stock will automatically convert into an equal number of shares of Class A Common Stock.

          6. Any person who holds shares of Class B Common stock for the Beneficial Ownership of another, including (a) any broker or dealer in securities; (b) any clearing house; (c) any bank, trust company, savings and loan association or other financial institution; (d) any other nominee; and (e) any savings plan, account or trust, such as an individual retirement account, principally for the benefit of any individual, may only transfer such shares to the person or persons for whose benefit it holds such shares or to a Permitted Transferee. Notwithstanding anything to the contrary set forth herein, any Permitted Transferee may pledge such shares to a pledge pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that shares may not be transferred to or registered in the name of the pledgee unless such pledgee is a Permitted Transferee. In the event of foreclosure or other similar action by the pledgee, if such pledgee is not a Permitted Transferee, such pledged shares shall automatically, without any act or deed on the part of the Corporation or any other person, be converted into shares of Class A Common Stock unless within five business days after such foreclosure or similar event such pledged shares are returned to the pledgor or transferred to a Permitted Transferee. The foregoing provisions of this paragraph 6 of this Article FOURTH shall not be deemed to restrict or prevent any transfer of such shares by operation of law upon incompetence, death, dissolution or bankruptcy of any Class B Stockholder or any provision of law providing for, or judicial order of, forfeiture, seizure or impoundment.

          7. The Corporation and any transfer agent of Class B Common Stock may as a condition to the transfer or the registration of any transfer of shares of Class B Common Stock permitted by paragraph 5 of this Article FOURTH require the furnishing of such affidavits or other proof as they deem necessary to establish that such transferee is a Permitted Transferee. A good faith determination by the Corporation (a) that a transferee of shares of Class B Common Stock is or is not a Permitted Transferee on the date of transfer, or (b) that, by reason of any change in the direct or indirect control of such transferee subsequent to such transfer, such person would have or have not qualified at the time of the transfer of the Class B Common Stock to such person as a Permitted Transferee shall be conclusive.

          8.   Each issued and outstanding share of common stock of the

Corporation as of the date hereof is hereby designated as one share of Class B Common Stock."

          9. The Board of Directors of the Corporation is hereby expressly vested with authority to provide for the issuance of shares of Preferred Stock in one or more classes or one or more series, with such voting powers, full or limited, or no voting powers, and with such designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions thereof, if any, as shall be stated and expressed in the resolution or resolutions providing for such issue adopted by the Board of Directors under the General Corporation Law of the State of Delaware. Except as otherwise provided by law, the holders of the Preferred Stock of the Corporation shall only have such voting rights as are provided for or expressed in the resolutions of the Board of Directors relating to such Preferred Stock adopted pursuant to the authority contained in the Certificate of Incorporation.

          THIRD: That the Certificate of Incorporation of the Corporation is to be further amended as follows:

          By adding a new Article Tenth and Article Eleventh thereto, reading as follows:

          "TENTH: For the purpose of monitoring compliance with the Alien Entity (as hereinafter defined) ownership restrictions of the Communications Act of 1934, as amended (the "Communications Act"), the Corporation shall, as promptly as practicable after shares of Common Stock are first held by more than 100 holders of records, implement the following procedures:

          1. The Corporation shall maintain separate stock records with respect to all classes of stock: a domestic record covering non-Alien Entity stockholders and a foreign record covering Alien Entity stockholders. Every certificate representing shares of stock determined to be owned of record or beneficially or voted by or for the account of, or otherwise controlled directly or indirectly by, and Alien Entity shall be marked "Foreign Share Certificate". Every certificate issued not marked "Foreign Share Certificate" shall be marked "Domestic Share Certificate".

          2. Any holder of shares of any class or series of stock of the Corporation that are owned of record or beneficially or voted by or for the account of, or otherwise controlled directly or indirectly by, an Alien Entity shall deliver any Domestic Share Certificates representing such shares to the Corporation to be replaced by Foreign Share Certificates.

          3. Any holder of Foreign Share Certificates representing shares of any class or series of stock of the Corporation that are not owned of record or beneficially or voted by or for the account of, or otherwise controlled directly or indirectly by, an Alien Entity may deliver such Foreign Share Certificates to the Corporation to be replaced by Domestic Share Certificates. Any delivery of Foreign Share Certificates pursuant to this paragraph must be accompanied by an affidavit in form and substance reasonably satisfactory to the Corporation stating that the shares of stock of the Corporation represented by the Foreign Share Certificate are not owned of record or beneficially or voted by or for the account of, or otherwise controlled directly or indirectly by, an Alien Entity.

          The Corporation shall have the right to determine, by vote of the Board of Directors or in conformity with regulations prescribed by the Board of Directors, (a) whether any person is an Alien Entity, (b) whether any shares stock of the Corporation are owned of record or beneficially or voted by or for the account of, or otherwise controlled directly or indirectly by, Alien Entities and (c) whether any affidavit delivered pursuant to paragraph 3 of this Article TENTH is false.

          ELEVENTH:  For purposes of Article TENTH and this Article ELEVENTH:

     1.  Definitions:
         -----------

               (a) "Alien Entity" means any individual not a citizen of the United States of America; any partnership or limited liability company controlled by Aliens; a foreign government; a corporation, joint-stock company or association organized under the laws of a foreign country; any other corporation controlled by Aliens; and any corporation, joint-stock company, partnership, limited liability company, trust, association or other entity controlled directly or indirectly by one or more of the above.

               (b) "Disqualified Holder" shall mean any holder of outstanding shares of any class or series of stock of the Corporation whose holding of such stock, either individually or when taken together with the holding of shares of any class or series of stock of the Corporation by any other holders, may result, in the sole judgment of the Board of Directors, in the loss of, or the failure to secure the reinstatement of, any license or franchise from any government agency held by the Corporation or any of its subsidiaries to conduct any portion of the business of the Corporation or any of its subsidiaries.

               (c) "Fair Market Value" of a share of any class or series of stock of the Corporation shall mean the average Closing Price for such a share on each of the 45 most recent days on which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall be given pursuant to paragraph 2(d) of this Article ELEVENTH; provided, however, that if shares of stock of such class or series are not traded on any securities exchange, automated quotation system or in the over-the-counter market, "Fair Market Value" shall be determined by the Board of Directors in good faith. "Closing Price" on any day means (i) if such stock is traded on any United States national securities exchange(s) registered under the Securities Exchange Act of 1934, as amended, the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked prices on the principal securities exchange on which such stock is listed, (ii) if such stock is traded on the NASDAQ National Market System or in the over-the-counter market, the highest closing sales prices or bid quotations for such stock or (iii) if no such prices or quotations are available, the fair market value on the day in question as determined by the Board of Directors in good faith.

               (d) "Redemption Date" shall mean the date fixed by the Board of Directors for the redemption of any shares of stock of the Corporation pursuant to this Article ELEVENTH.

               (e) "Redemption Securities" shall mean any debt or equity securities of the Corporation, any of its subsidiaries or any other Corporation, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized accounting or investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to paragraph 2(d) of this Article ELEVENTH, at least equal to the price required to be paid pursuant to paragraph 2(a) of this Article ElEVENTH (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

          2. Notwithstanding any other provision of this Certificate of Incorporation to the contrary, outstanding shares of any class or series of stock of the Corporation held by a Disqualified Holder shall always be subject to redemption by the Corporation, by action of the Board of Directors, or in conformity with regulations prescribed by the Board of Directors to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency held by the Corporation or any of its subsidiaries to conduct any portion of the business of the Corporation or any of its subsidiaries, which license or franchise is conditioned upon some or all of the holders of the Corporation's stock possessing prescribed qualifications. The terms and conditions of such redemption shall be as follows:

               (a) the redemption price of the shares to be redeemed pursuant to this Article ELEVENTH shall be equal to the lesser of (i) the Fair Market Value of such shares or (ii) if such shares were purchased by such Disqualified Holder within one year of the Redemption Date, such Disqualified Holder's purchase price for such shares;

               (b) the redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof;

               (c) if less than all the shares held by the Disqualified Holders are to redeemed, the shares to be redeemed and the identity of the Disqualified Holders from whom shares will be redeemed shall be selected in such manner as shall be determined by the Board of Directors or in conformity with regulations prescribed by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot, selection based upon failure to comply with Article TENTH of the Certificate of Incorporation or selection in any other manner determined by the Board of Directors or in conformity with regulations prescribed by the Board of Directors, which determination shall be conclusive;

               (d) at least 30 days written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder), provided that the Redemption Date may be the date on which written notice shall be given to such record holders if cash, Redemption Securities or a combination thereof, sufficient to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

               (e) from and after the Redemption Date, unless the Corporation fails to make all applicable payments in respect of such redemption, any and all rights of whatever nature, of the holders of shares so called for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and such owners shall thenceforth be entitled only to receive the cash, Redemption Securities or combination thereof payable in respect of such redemption; and

                    (f) such other terms and conditions as the Board of Directors shall determine.

          3. The Board of Directors, by a majority vote, shall be authorized at any time and from time to time to adopt such other provisions as the Board of Directors may deem necessary or desirable to avoid violation of the provisions of Section 310(b) of the Communications Act as now in effect or as it may hereafter from time to time be amended, and to carry out the provisions of Articles TENTH and ELEVENTH of this Restated Certificate of Incorporation.

          FOURTH:  The foregoing amendments were duly adopted in accordance with
Section 242 of the General Corporation Law or the State of Delaware by written consent of the stockholders of the Corporation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said Ramcast Corp. has caused this certificate to be signed by Rachamim Anatian, its Chairman of the Board and Chief Executive Officer, and attested by Barbara Laurence, its President and Secretary, this _____ day of January, 1997.

                                             By:  _________________________
                                                  Rachamim Anatian
                                                  Chairman of the Board and
                                                  Chief Executive Officer

ATTEST:


By:  _________________________
     Barbara Laurence
     President and Secretary